Co. #20690

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
FOR SHARES OF

EASTERN VIRGINIA BANKSHARES, INC.

ENROLLMENT APPLICATION

<u>Please enroll this account as follows:</u>
Check one box only (X).

If you do not check any box, then **FULL DIVIDEND REINVESTMENT** will be assumed.

☐ **FULL DIVIDEND REINVESTMENT**
Reinvest all dividends for this account.

☐ **PARTIAL DIVIDEND REINVESTMENT**
Reinvest dividends on ________ shares held by me in certificate form and on all shares held by you as Agent and pay dividends in cash on all remaining shares held by me in certificate form. You must reinvest at least 10% of your dividend distribution each dividend period.

☐ **CASH PAYMENTS ONLY (NO DIVIDEND REINVESTMENT)**
All dividends will be paid in cash.

I (We) hereby appoint American Stock Transfer & Trust Company, LLC as my (our) Agent under the terms and conditions of the Plan, as described in the Prospectus of the Plan which accompanied this form, to receive cash payments and apply them to the purchase of shares of Eastern Virginia Bankshares, Inc. Common Stock as indicated below.

NO INTEREST WILL BE PAID ON THE FUNDS HELD PENDING INVESTMENT.

This form, when completed and signed, should be mailed with your check in the blue envelope provided. Please affix postage to ensure proper processing. If you do not have the envelope, mail your check and the form to:

Eastern Virginia Bankshares, Inc.
c/o American Stock Transfer & Trust Company, LLC
P.O. Box 922, Wall Street Station, New York, New York 10269-0560
Attn: Plan Administration Department

ACCOUNT ADDRESS ____
STREET CITY STATE ZIP CODE

SIGNATURE(s) ____
All Joint Owners Must Sign

ATTACHED IS A CHECK FOR $ ________

MINIMUM INVESTMENT IS $50 FOR SHAREHOLDERS OF RECORD AND CURRENT PLAN PARTICIPANTS
MAXIMUM INVESTMENT IS $20,000 PER CALENDAR QUARTER

FOR AUTOMATIC QUARTERLY DEDUCTIONS, SEE REVERSE

COMPLETE THIS PART ONLY IF YOU WANT AUTOMATIC QUARTERLY DEDUCTIONS

I (We) hereby authorize American Stock Transfer & Trust Company, LLC to make quarterly automatic transfers of funds from my (our) checking or savings account in the amount stated below. This quarterly deduction will be used to purchase shares of Eastern Virginia Bankshares, Inc. Common Stock for my (our) Eastern Virginia Bankshares, Inc. Plan account.

Signature(s)

Date

Daytime
Phone Number

1. Indicate the Type of Account: Checking or Savings.
2. Print the complete Bank Account Number.
3. Print the name on Bank Account as it appears on your bank statement.
4. Print the complete name of your Financial Institution, including the branch name and address.
5. Print the ABA Number (Bank Number) from your check or savings deposit slip. See the sample below for the location of the ABA Number.
6. Amount of automatic quarterly deduction: Indicate the quarterly amount authorized to be transferred from your account. The minimum is $50 per calendar quarter and the maximum is $20,000 per calendar quarter from your checking or savings account to purchase Eastern Virginia Bankshares, Inc. Common Stock.
7. **Your payment will be invested in accordance with the Plan Prospectus.**

Please enclose a copy of a VOIDED check or savings deposit slip to verify banking information.

FILL IN THE INFORMATION BELOW FOR STOCK PURCHASES USING AUTOMATIC QUARTERLY DEDUCTIONS.

Please Print All Items

1. Type of Account ☐ Checking ☐ Savings

2. Bank Account Number

3. Name on Bank Account

4. Financial Institution

Branch Name

Branch Street Address

Branch City, State and Zip Code

5. ABA Number

6. $ ____________________ Amount of Automatic Deduction

PLEASE CONFIRM ITEMS 2 AND 5 WITH YOUR BANK PRIOR TO SUBMITTING THIS APPLICATION.



Name on Bank Account
JOHN A. DOE
MARY B. DOE
123 YOUR STREET
ANYWHERE, U.S.A. 12345
20
PAY TO THE ORDER OF
$
DOLLARS
Financial Institution and Branch Information
First National Bank of Anywhere
123 Main Street
Anywhere, U.S.A. 12345
FOR
SAMPLE (NON-NEGOTIABLE)
ABA Number
Bank Account Number